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                                                                    Exhibit 23.2
                                                                    ------------

                         [Letterhead of Moore & Hansen]

                                  LAW OFFICES
                                 MOORE & HANSEN
                             PATENTS AND TRADEMARKS
                              3000 NORWEST CENTER
                            90 SOUTH SEVENTH STREET
                         MINNEAPOLIS, MINNESOTA  55402


          We hereby consent to the reference made to our firm, Moore & Hansen, under the captions "Patents and Proprietary Rights" and "Dependence on Patents and Proprietary Technology" in Part I and Exhibit 99.1, respectively, of the Annual Report of Integ Incorporated filed on Form 10-K for the fiscal year ending December 31, 1997.


Dated:  March 19, 1998

                            MOORE & HANSEN

                            /s/   Malcolm L. Moore

                            Malcolm L. Moore